Exhibit 99.1

Investor Relations Contact:
Erik Yohe
214-525-4634
eyohe@hilltop-holdings.com

Hilltop Holdings Inc. Announces Financial Results for Third Quarter 2019

DALLAS — (BUSINESS WIRE) October 31, 2019 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the third quarter of 2019. Hilltop produced income to common stockholders of $79.4 million, or $0.86 per diluted share, for the third quarter of 2019, compared to $35.8 million, or $0.38 per diluted share, for the third quarter of 2018.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.08 per common share payable on December 3, 2019, to all common stockholders of record as of the close of business on November 15, 2019.  Additionally,  under the stock repurchase program approved by the Hilltop Board of Directors in January 2019, Hilltop was authorized to repurchase its outstanding common stock in the open market or through privately negotiated transactions. Hilltop has paid $73.4 million to repurchase 3,390,247 shares at an average price of $21.64 during the first nine months of 2019. These shares were returned to the pool of authorized but unissued shares of common stock. Share repurchase amounts include the repurchase of common shares to offset issuances under the employee compensation plan.

The aforementioned repurchases are inclusive of the purchase of 2,175,404 shares of our common stock from Oak Hill Capital Partners III, L.P., Oak Hill Capital Management Partners III, L.P. and Oak Hill Capital Management, LLC (collectively, “Oak Hill Capital”) for $48.4 million, or $22.25 per share, and consummated on August 20, 2019. As a result, the repurchase of shares by Hilltop from Oak Hill Capital fully utilized the stock repurchase program previously authorized in January 2019.

Based upon a review recently conducted, Hilltop determined that we did not design and maintain effective internal control over certain aspects relating to the determination of the qualitative factors considered by management in the allowance for loan losses estimation process, particularly quantitative support for such qualitative factors. Based upon the foregoing, management and the Audit Committee of the Board of Directors concluded that this control deficiency constituted a material weakness as of December 31, 2018. As of the date of this press release, we do not expect this control deficiency to result in a restatement of our consolidated financial statements.

We expect to file an amendment to our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 to include disclosures concerning this material weakness. In addition, we anticipate that the report of PricewaterhouseCoopers LLP on our internal control over financial reporting at December 31, 2018 will be revised to reflect the identification of this material weakness.

Hilltop and our Board of Directors are committed to maintaining a strong internal control environment. Management has evaluated the material weakness described above and has made significant progress updating its design and implementation of internal controls to remediate the aforementioned control deficiency and enhance our internal control environment. The remediation plan is being implemented and includes enhanced documentation and quantitative analysis of the qualitative factors considered in the estimation of the allowance for loan losses. Management expects to successfully implement the remediation plan prior to filing our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019, and currently plans to evaluate our updated internal controls design and determine whether the controls have operated effectively during the fourth quarter of 2019.

Effective January 1, 2020, Hilltop will adopt the current expected credit loss model, or CECL, which will replace the current process for estimating allowance for loan losses in its entirety. Based upon the work completed to date and the current loan portfolios, we estimate that the allowance for credit losses will be between $80 million and $110 million, inclusive of the change in reserve for unfunded commitments, when CECL is adopted on January 1, 2020. The estimated increase over the current allowance for loan losses is driven by the fact that under CECL the allowance will cover expected credit losses over the entire expected life of the loan portfolios and also will take into account forecasts of expected future macroeconomic conditions. While not expected to be material, the impact of the adoption of CECL also will affect our regulatory capital, performance and other asset quality ratios.

Jeremy Ford, CEO of Hilltop, said, “This was an excellent quarter for all of the Hilltop businesses, as each improved pre-tax income versus the prior quarter and prior year. During the quarter, the Bank generated strong earnings from loan growth and a focus on efficiency, HilltopSecurities delivered profit improvement from growth in Capital Markets and Structured Finance, and National Lloyds produced solid income from reduced storm activity and the execution of our previously disclosed strategy to exit non-core states. Importantly, the mortgage team at PrimeLending reported record results by maintaining their focus on profitable originations and efficiency efforts while the mortage market conditions improved. I want to thank all of our teammates across Hilltop for their part in executing towards our combined vision and am excited about our momentum heading into the fourth quarter of 2019.”

Third Quarter 2019 Highlights for Hilltop:

•

Hilltop’s annualized return on average assets and return on average equity for the third quarter of 2019 were 2.26% and 15.55%, respectively, compared to 1.07% and 7.41%, respectively, for the third quarter of 2018;

•	Hilltop’s book value per common share increased to $22.71 at September 30, 2019, compared to $21.85 at June 30, 2019;
•	Hilltop’s total assets were $14.8 billion at September 30, 2019, compared to $14.3 billion at June 30, 2019;
•	Loans[1], net of allowance for loan losses, increased to $6.7 billion compared to $6.6 billion at June 30, 2019;
•	Non-performing loans were $35.5 million, or 0.38% of total loans at September 30, 2019, compared to $32.0 million, or 0.36% of total loans, at June 30, 2019;
•	Loans held for sale increased by 23.3% from June 30, 2019 to $2.0 billion at September 30, 2019;
•	Total deposits were $8.7 billion at September 30, 2019, compared to $8.5 billion at June 30, 2019;
•	Hilltop maintained strong capital levels with a Tier 1 Leverage Ratio[2] of 12.67% and a Common Equity Tier 1 Capital Ratio of 16.15% at September 30, 2019;
•	Hilltop’s net interest margin[3] decreased to 3.45% for the third quarter of 2019, compared to 3.49% in the second quarter of 2019;
•	The provision (recovery) for loan losses was $47 thousand during the third quarter of 2019, compared to ($0.7) million in the second quarter of 2019;
•	For the third quarter of 2019, noninterest income was $341.4 million, compared to $269.7 million in the third quarter of 2018, a 26.6% increase;
•	For the third quarter of 2019, noninterest expense was $350.1 million, compared to $335.7 million in the third quarter of 2018, a 4.3% increase; and
•	Hilltop’s effective tax rate increased to 21.8% during the third quarter of 2019, compared to 17.0% during the same period in 2018.
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The effective tax rate during the third quarter of 2018 was lower than the statutory rate due to tax planning strategies and a tax benefit recognized on the deductible portion of settlement of litigation.

1    “Loans” reflect loans held for investment excluding broker-dealer loans, net of allowance for loan losses, of $558.1 million and $570.3  million at September 30, 2019 and June  30, 2019, respectively.

2   Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

3   Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	September 30,	June 30,	March 31,	December 31,	September 30,
(in 000's)	2019	2019	2019	2018	2018
Cash and due from banks	$326,129	$342,001	$313,192	$644,073	$405,682
Federal funds sold	423	521	438	400	468
Assets segregated for regulatory purposes	83,878	151,271	156,851	133,993	220,115
Securities purchased under agreements to resell	49,998	50,660	65,205	61,611	164,656
Securities:
Trading, at fair value	707,268	601,524	703,295	745,466	660,314
Available for sale, at fair value	1,003,850	1,009,924	1,019,851	875,658	874,496
Held to maturity, at amortized cost	371,361	365,905	369,865	351,012	348,163
Equity, at fair value	19,494	19,592	19,343	19,679	21,555
	2,101,973	1,996,945	2,112,354	1,991,815	1,904,528
Loans held for sale	1,984,231	1,609,477	1,059,280	1,393,246	1,524,980
Loans held for investment, net of unearned income	7,321,208	7,202,604	7,011,679	6,930,458	6,940,306
Allowance for loan losses	(55,604)	(55,177)	(58,809)	(59,486)	(60,152)
Loans held for investment, net	7,265,604	7,147,427	6,952,870	6,870,972	6,880,154

Broker-dealer and clearing organization receivables	1,731,979	1,707,249	1,651,199	1,440,287	1,491,507
Premises and equipment, net	213,757	208,975	210,333	237,373	236,172
Operating lease right-of-use assets	121,838	123,832	108,806	—	—
Other assets	633,794	602,143	591,442	580,362	604,445
Goodwill	291,435	291,435	291,435	291,435	291,435
Other intangible assets, net	31,990	33,934	35,965	38,005	40,394
Total assets	$14,837,029	$14,265,870	$13,549,370	$13,683,572	$13,764,536

Deposits:
Non interest-bearing	$2,732,325	$2,598,253	$2,490,144	$2,560,750	$2,525,677
Interest-bearing	5,998,547	5,864,826	5,807,975	5,975,406	5,764,556
Total deposits	8,730,872	8,463,079	8,298,119	8,536,156	8,290,233
Broker-dealer and clearing organization payables	1,546,163	1,531,891	1,490,227	1,294,925	1,396,401
Short-term borrowings	1,502,755	1,338,893	914,525	1,065,807	1,216,649
Securities sold, not yet purchased, at fair value	59,249	45,447	69,354	81,667	179,582
Notes payable	245,341	231,923	225,372	228,872	220,192
Operating lease liabilities	131,133	132,750	118,452	—	—
Junior subordinated debentures	67,012	67,012	67,012	67,012	67,012
Other liabilities	471,077	403,070	351,178	435,240	430,309
Total liabilities	12,753,602	12,214,065	11,534,239	11,709,679	11,800,378

Common stock	906	928	938	936	946
Additional paid-in capital	1,441,604	1,473,599	1,491,585	1,489,816	1,504,467
Accumulated other comprehensive income (loss)	12,305	7,862	(1,062)	(8,627)	(14,722)
Retained earnings	602,835	544,275	499,452	466,737	448,923
Deferred compensation employee stock trust, net	789	788	827	825	860
Employee stock trust	(170)	(171)	(213)	(217)	(252)
Total Hilltop stockholders' equity	2,058,269	2,027,281	1,991,527	1,949,470	1,940,222
Noncontrolling interests	25,158	24,524	23,604	24,423	23,936
Total stockholders' equity	2,083,427	2,051,805	2,015,131	1,973,893	1,964,158
Total liabilities & stockholders' equity	$14,837,029	$14,265,870	$13,549,370	$13,683,572	$13,764,536

	Three Months Ended
Consolidated Income Statements	September 30,	June 30,	March 31,	December 31,	September 30,
(in 000's, except per share data)	2019	2019	2019	2018	2018
Interest income:
Loans, including fees	$119,580	$114,325	$110,870	$119,322	$113,535
Securities borrowed	21,010	15,517	16,859	16,782	16,346
Securities:
Taxable	15,764	14,684	15,616	15,512	11,994
Tax-exempt	1,576	1,513	1,498	1,648	1,717
Other	4,026	4,017	5,197	4,438	4,734
Total interest income	161,956	150,056	150,040	157,702	148,326

Interest expense:
Deposits	18,887	18,036	17,106	14,838	12,353
Securities loaned	17,889	13,470	14,738	13,935	13,984
Short-term borrowings	8,166	6,897	5,471	7,476	7,831
Notes payable	2,715	2,629	2,641	2,627	2,702
Junior subordinated debentures	955	986	1,001	968	955
Other	132	162	152	143	160
Total interest expense	48,744	42,180	41,109	39,987	37,985

Net interest income	113,212	107,876	108,931	117,715	110,341
Provision (recovery) for loan losses	47	(672)	951	6,926	(371)
Net interest income after provision (recovery) for loan losses	113,165	108,548	107,980	110,789	110,712

Noninterest income:
Net gains from sale of loans and other mortgage production income	157,050	131,173	96,139	90,628	116,243
Mortgage loan origination fees	37,782	33,409	21,873	26,615	27,004
Securities commissions and fees	34,426	34,142	35,969	36,984	36,968
Investment and securities advisory fees and commissions	28,685	22,859	20,160	26,260	23,487
Net insurance premiums earned	32,654	33,466	33,203	34,146	34,185
Other	50,804	57,822	45,124	23,883	31,810
Total noninterest income	341,401	312,871	252,468	238,516	269,697

Noninterest expense:
Employees' compensation and benefits	235,197	215,743	189,898	179,881	205,575
Occupancy and equipment, net	27,202	28,219	28,023	30,512	29,015
Professional services	24,346	23,753	22,942	26,793	27,984
Loss and loss adjustment expenses	14,677	24,981	14,926	20,694	18,712
Other	48,687	50,981	53,296	52,939	54,425
Total noninterest expense	350,109	343,677	309,085	310,819	335,711

Income before income taxes	104,457	77,742	51,363	38,486	44,698
Income tax expense	22,750	17,951	11,586	8,928	7,600
Net income	81,707	59,791	39,777	29,558	37,098
Less: Net income attributable to noncontrolling interest	2,289	1,980	991	1,443	1,293
Income attributable to Hilltop	$79,418	$57,811	$38,786	$28,115	$35,805

Earnings per common share:
Basic	$0.87	$0.62	$0.41	$0.30	$0.38
Diluted	$0.86	$0.62	$0.41	$0.30	$0.38

Cash dividends declared per common share	$0.08	$0.08	$0.08	$0.07	$0.07

Weighted average shares outstanding:
Basic	91,745	93,399	93,669	94,092	94,554
Diluted	91,824	93,418	93,669	94,130	94,610

	Three Months Ended September 30, 2019
Segment Results			Mortgage			All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Insurance	Corporate	Eliminations	Consolidated
Net interest income (expense)	$97,642	$13,724	$(2,725)	$566	$(1,384)	$5,389	$113,212
Provision (recovery) for loan losses	—	47	—	—	—	—	47
Noninterest income	8,856	107,742	194,857	34,896	460	(5,410)	341,401
Noninterest expense	53,767	94,411	160,634	28,923	12,561	(187)	350,109
Income (loss) before income taxes	$52,731	$27,008	$31,498	$6,539	$(13,485)	$166	$104,457

	Nine Months Ended September 30, 2019
Segment Results			Mortgage			All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Insurance	Corporate	Eliminations	Consolidated
Net interest income (expense)	$283,755	$37,984	$(4,224)	$1,802	$(4,045)	$14,747	$330,019
Provision (recovery) for loan losses	355	(29)	—	—	—	—	326
Noninterest income	30,219	304,607	477,438	107,539	1,850	(14,913)	906,740
Noninterest expense	172,744	277,088	417,032	98,850	37,397	(240)	1,002,871
Income (loss) before income taxes	$140,875	$65,532	$56,182	$10,491	$(39,592)	$74	$233,562

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Selected Financial Data	2019	2019	2019	2018	2018

Hilltop Consolidated:
Return on average stockholders' equity	15.55%	11.63%	8.04%	5.76%	7.41%
Return on average assets	2.26%	1.74%	1.21%	0.86%	1.07%
Net interest margin (1)	3.45%	3.49%	3.69%	3.75%	3.48%
Net interest margin (taxable equivalent) (2):
As reported	3.46%	3.49%	3.70%	3.76%	3.49%
Impact of purchase accounting	26 bps	23 bps	32 bps	43 bps	28 bps
Book value per common share ($)	22.71	21.85	21.23	20.83	20.51
Shares outstanding, end of period (000's)	90,629	92,775	93,821	93,610	94,594
Dividend payout ratio (3)	9.24%	12.92%	19.32%	23.43%	18.48%

Banking Segment:
Net interest margin (1)	3.97%	4.06%	4.24%	4.50%	4.13%
Net interest margin (taxable equivalent) (2):
As reported	3.98%	4.06%	4.25%	4.51%	4.14%
Impact of purchase accounting	35 bps	31 bps	44 bps	61 bps	39 bps
Accretion of discount on loans ($000's)	7,868	6,444	8,735	12,737	8,147
Net charge-offs (recoveries) ($000's)	(380)	2,960	1,628	7,592	1,447
Return on average assets	1.51%	1.43%	1.34%	1.31%	1.19%
Fee income ratio	8.3%	10.3%	10.3%	10.1%	10.7%
Efficiency ratio	50.5%	55.9%	58.8%	56.8%	63.7%
Employees' compensation and benefits ($000's)	31,309	33,050	32,171	31,955	36,878

Broker-Dealer Segment:
Net revenue ($000's) (4)	121,466	116,969	104,157	89,750	95,266
Employees' compensation and benefits ($000's)	69,954	70,333	63,075	54,249	59,535
Variable compensation expense ($000's)	44,921	44,833	34,581	31,744	33,574
Compensation as a % of net revenue	57.6%	60.1%	60.6%	60.4%	62.5%
Pre-tax margin (5)	22.2%	18.9%	15.8%	12.1%	10.4%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	3,380,812	3,329,024	2,050,760	2,586,677	3,237,444
Refinancings	1,390,989	631,065	396,282	384,990	416,201
Total mortgage loan originations - volume	4,771,801	3,960,089	2,447,042	2,971,667	3,653,645
Mortgage loan sales - volume ($000's)	4,316,118	3,338,070	2,711,114	3,008,793	4,015,051
Net gains from mortgage loan sales (basis points)	335	333	330	334	330
Mortgage servicing rights asset ($000's) (6)	51,297	53,695	62,049	66,102	68,804
Employees' compensation and benefits ($000's)	123,890	106,449	79,043	84,334	102,025
Variable compensation expense ($000's)	81,287	65,516	38,929	44,529	58,686

Insurance Segment:
Loss and LAE ratio	44.9%	74.6%	45.0%	60.6%	54.7%
Expense ratio	38.3%	38.4%	41.5%	37.9%	38.8%
Combined ratio	83.2%	113.0%	86.5%	98.5%	93.5%
Employees' compensation and benefits ($000's)	2,748	2,784	3,202	2,670	2,595

(1)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(2)

Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets.  Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for all periods presented.  The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. The taxable equivalent adjustments to interest income for Hilltop (consolidated) were $0.1 million, $0.2 million, $0.2 million, $0.3 million, and  $0.2 million, respectively, for the periods presented and for the banking segment were $0.1 million, $0.2 million, $0.2 million, $0.2 million, and $0.2 million, respectively,  for each of the periods presented.

(3)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(4)	Net revenue is defined as the sum of total broker-dealer net interest income plus total broker-dealer noninterest income.
(5)	Pre-tax margin is defined as income before income taxes divided by net revenue
(6)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	September 30,	June 30,	March 31,	December 31,	September 30,
Capital Ratios	2019	2019	2019	2018	2018
Tier 1 capital (to average assets):
PlainsCapital	11.79%	12.53%	12.61%	12.47%	11.86%
Hilltop	12.67%	13.00%	13.22%	12.53%	12.40%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	13.25%	13.84%	13.89%	13.90%	13.88%
Hilltop	16.15%	16.32%	16.75%	16.58%	16.95%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	13.25%	13.84%	13.89%	13.90%	13.88%
Hilltop	16.58%	16.77%	17.22%	17.04%	17.42%
Total capital (to risk-weighted assets):
PlainsCapital	13.87%	14.48%	14.60%	14.63%	14.63%
Hilltop	16.95%	17.14%	17.64%	17.47%	17.87%

	September 30,	June 30,	March 31,	December 31,	September 30,
Non-Performing Loans Portfolio Data	2019	2019	2019	2018	2018
Loans accounted for on a non-accrual basis ($000's):
Commercial real estate	8,727	5,276	5,332	5,324	7,506
Commercial and industrial	13,313	14,152	13,350	14,870	21,323
Construction and land development	1,358	1,413	1,473	3,278	3,402
1-4 family residential	12,103	11,136	10,662	10,437	4,476
Mortgage warehouse	—	—	—	—	—
Consumer	30	34	38	41	45
Broker-dealer	—	—	—	—	—
Covered	—	—	—	—	5,777
	35,531	32,011	30,855	33,950	42,529

Non-performing loans as a % of total loans	0.38%	0.36%	0.38%	0.41%	0.50%

Other real estate owned ($000's)	18,738	20,753	23,066	27,578	32,518

Other repossessed assets ($000's)	—	—	30	68	99

Non-performing assets ($000's)	54,269	52,764	53,951	61,596	75,146

Non-performing assets as a % of total assets	0.37%	0.37%	0.40%	0.45%	0.55%

Non-PCI loans past due 90 days or more and still accruing ($000's)	81,678	77,425	77,045	83,131	80,664

Troubled debt restructurings included in accruing loans held for investment ($000's)	2,222	2,256	1,313	1,339	1,362

	Three Months Ended September 30,
	2019			2018
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned or	Yield or	Outstanding	Earned or	Yield or
Net Interest Margin (Taxable Equivalent) Details	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$1,754,975	$18,178	4.14%	$1,718,410	$20,409	4.75%
Loans held for investment, gross (1)	7,167,169	101,402	5.57%	6,767,004	93,126	5.41%
Investment securities - taxable	1,815,454	15,733	3.47%	1,625,368	11,964	2.94%
Investment securities - non-taxable (2)	240,595	1,694	2.82%	250,042	1,950	3.12%
Federal funds sold and securities purchased under agreements to resell	50,522	251	1.97%	202,274	956	1.87%
Interest-bearing deposits in other financial institutions	330,968	1,928	2.31%	379,160	1,915	2.00%
Securities borrowed	1,565,608	21,010	5.25%	1,550,902	16,346	4.12%
Other	83,379	1,862	8.89%	89,718	1,879	8.33%
Interest-earning assets, gross (2)	13,008,670	162,058	4.92%	12,582,878	148,545	4.66%
Allowance for loan losses	(55,710)			(61,736)
Interest-earning assets, net	12,952,960			12,521,142
Noninterest-earning assets	1,389,963			1,299,974
Total assets	$14,342,923			$13,821,116

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$5,943,901	$18,887	1.26%	$5,608,748	$12,353	0.87%
Securities loaned	1,448,345	17,889	4.90%	1,415,231	13,984	3.92%
Notes payable and other borrowings	1,605,598	11,968	2.94%	1,720,823	11,648	2.68%
Total interest-bearing liabilities	8,997,844	48,744	2.15%	8,744,802	37,985	1.72%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,680,729			2,538,833
Other liabilities	611,337			602,983
Total liabilities	12,289,910			11,886,618
Stockholders’ equity	2,029,511			1,918,977
Noncontrolling interest	23,502			15,521
Total liabilities and stockholders' equity	$14,342,923			$13,821,116

Net interest income (2)		$113,314			$110,560
Net interest spread (2)			2.77%			2.94%
Net interest margin (2)			3.46%			3.49%

(1)	Average balance includes non-accrual loans.
(2)

Presented on a taxable equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rates for the periods presented. The adjustment to interest income was $0.1 million and $0.2 million for the three months ended September 30, 2019 and 2018, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday,  November 1, 2019. Hilltop President and CEO Jeremy B. Ford and Hilltop CFO William B. Furr will review third quarter 2019 financial results. Interested parties can access the conference call by dialing 1-877-508-9457 (domestic) or 1-412-317-0789 (international). The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop-holdings.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Hilltop Securities Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. Through Hilltop Holdings’ other wholly owned subsidiary, National Lloyds Corporation, it provides property and casualty insurance through two insurance companies, National Lloyds Insurance Company and American Summit Insurance Company. At September 30, 2019, Hilltop employed approximately 5,000 people and operated approximately 440 locations in 44 states. Hilltop Holdings’  common stock is listed on the New York Stock Exchange under the symbol "HTH." Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com, Nationallloydsinsurance.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as the appropriateness of the allowance for loan losses and provision for loan losses, the estimate of allowance for credit losses pursuant to CECL when adopted, anticipated amendments to the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, the impact of the material weakness upon our financial statements, implementation of the remediation plan and our plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “building,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view,”  “will” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: (i) the credit risks of lending activities, including our ability to estimate loan losses and increases to the allowance for loan losses as a result of the implementation of CECL; (ii) the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (iii) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (iv) risks associated with concentration in real estate related loans; (v) severe catastrophic events in Texas and other areas of the southern United States; and (vi) the remediation of the material weakness may not be effected in a timely manner. For further discussion of such  factors,  see the risk factors described in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.